Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-125694) pertaining to the Phillips-Van Heusen Corporation Associates Investment Plan for Salaried Associates of our report dated June 19, 2006, with respect to the financial statements of the Phillips-Van Heusen Corporation Associates Investment Plan for Salaried Associates included in this Annual Report (Form 11-K) for the year ended December 31, 2005.

/S/ SPIELMAN KOENIGSBERG & PARKER, LLP

June 23, 2006